EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into as of September 23, 1999, by and between JAMES E. BURT, III, a resident of Lincolnton, North Carolina (hereinafter referred to as "Executive") and CAROLINA FIRST BANCSHARES, INC., a North Carolina corporation, with its principal office in Lincolnton, North Carolina (hereinafter referred to as the "Company"), and supersedes in its entirety the Employment Agreement between the parties dated as of December 31, 1996, except for Exhibit A thereto, which shall continue in full force and effect as Exhibit A hereto.

         WHEREAS, the Company and the Executive desire to continue the services of the Executive pursuant to this Employment Agreement with Executive, upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto, intending legally to be bound, agree as follows:

         Section 1. Agreement of Employment. Company hereby agrees to continue to employ Executive, and Executive hereby agrees to remain employed by Company for the term, and upon and subject to the terms and conditions hereafter set forth.

         Section 2. Term. Company and Executive hereby agree that Executive shall become subject to the terms of this Agreement as of the date hereof, and shall remain employed by Company through January 31, 2001, unless sooner terminated pursuant to the terms hereof (the "Employment Period").

         Section 3.  Duties of Executive.

                  (a) Subject to the supervision and pursuant to the direction of the Board of Directors of the Company, Executive shall perform his assigned duties as President and Chief Executive Officer of Company and shall perform such other duties as are customarily performed by one holding such positions in similar businesses or enterprises as that engaged in by Company including such specific duties, powers and responsibilities as may be assigned to him by the Board of Directors. Among his other duties, Executive shall be responsible for implementing an effective transition plan and recruiting a successor to serve as President and Chief Executive Officer of the Company upon Executive's planned retirement on January 31, 2001. Executive shall, at the direction of the Board of Directors of the Company, serve in such other executive capacities with various subsidiaries of the Company as the Board of Directors may determine.

                  (b) The Executive shall faithfully and diligently discharge his duties and responsibilities under this Agreement and devote his full and exclusive business time, energy and skill to the promotion of the Company and its subsidiaries.

         Section 4.  Compensation, Expenses and Benefits.

                  (a) Company shall pay to Executive, and Executive shall accept from Company, during the Employment Period, and in consideration for the services to be performed by Executive, a salary at the rate of not less than $156,963 per annum (the "Annual Salary"), less deductions required by law and deductions authorized by the Executive, payable in such equal periodic installments as Company may determine, but not less frequently than monthly. Each year the salary of the Executive shall be reviewed and a salary amount set for the following year by the Board of Directors based upon recommendations of its Compensation & Benefits Committee, in accordance with the Company's established salary administration plan. In the event that a mutual agreement cannot be reached then the salary shall remain at the same level as that of the previous year.

                  (b) In addition to the Annual Salary described in Section 4(a) above, Company agrees to reimburse Executive promptly (in accordance with the policies and procedures adopted by the Board of Directors of Company) for all reasonable expenses actually incurred by Executive in connection with the Company's business, including, without limitation, all reasonable expenses of travel, lodging, entertainment, and meals away from home incurred by Executive in the course of his employment hereunder. Executive agrees to keep and maintain such records of the aforesaid expenses as Company may require and to account to Company therefor prior to any such reimbursement.

                  (c) Company hereby agrees to make available to Executive, during the Employment Period, all benefits which are generally available to executives of the Company, subject to and on a basis consistent with the terms and conditions of such benefits. In addition, Company agrees to provide Executive, during the Employment Period, with the following benefits:

                           (1) An  automobile  for his use in  carrying  out his
                  duties to the Company and its affiliates. If necessary, the Executive will be allowed to use such automobile for personal use provided an account is kept concerning the dates and mileage for personal use. Such account shall be made to the Compensation & Benefits Committee on a quarterly basis. The Executive shall, on a quarterly basis, reimburse the Company for his personal use at the then current Federal rate. Upon retirement, the Company shall transfer title of such automobile to the Executive.

                           (2) A non-contributory qualified employee profit-sharing plan; including participation in the Company's 401(k) Plan that provides for the Company to match the Executive's contributions in accordance with the Company's match of senior officers' contributions to such plan generally.

                           (3) A non-contributory  employee group life insurance
                  plan which will provide life insurance for Executive in the amount equal to two times Executive's annual salary (or a maximum of $250,000.00) during all times that Executive remains an active executive officer of the Company and/or its affiliates.

                           (4) A non-contributory  accident and health insurance
                  plan for the payment of medical care expenses for Executive and Executive's family.

                           (5) Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under the welfare benefit plans, practices, policies and programs provided by the Company and its affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance, plans and programs) (collectively, "Welfare Plans") to the extent applicable generally to executives of the Company and its subsidiaries.

                           (6) Executive shall be entitled to fringe benefits in
                  accordance with the plans, practices, programs and policies of the Company and its affiliates made available to executives of the Company and its subsidiaries.

                           (7) A  non-contributory  deferred  compensation  plan
                  pursuant to the terms of Exhibit A attached hereto, which notwithstanding anything to the contrary contained herein, shall continue in full force and effect.

                           (8) A non-contributory disability income plan wherein
                  the Company will provide the Executive with the following disability income payable to age 65 and after a 90-day waiting period: disability income equal to sixty percent (60%) of the Executive's annual salary as it exists from time to time up to a maximum benefit of $5,000.00 per month. The Company, in its sole discretion, may apply for additional insurance in its own name and for its own benefit covering the Executive for life, medical, or disability insurance, in any amount deemed advisable, and the Executive shall have no right, title or interest therein. The Executive shall submit to any required examination and shall execute and assign and/or deliver such application and policies necessary to effect such insurance coverage.

                           The Company  shall  require the  Executive  to have a
                  thorough annual physical examination and will reimburse the Executive for the expense. The first such examination shall be made no later than December 31, 1999.

                           (9) Club dues to a civic club and a country club which may include any required initiation fees. The payment of all dues are subject to approval by the Board of Directors.

                  (d) Executive shall, in addition to his Annual Salary, be eligible to receive an annual bonus determined as follows: for each and every calendar year of this Agreement, beginning with 1999, the Executive shall be eligible to earn a bonus based on performance goals, in an amount not less than $62,785 per year.

                  Each year the Compensation & Benefits Committee shall make recommendations to the Board of Directors concerning the setting of the performance goals for that year, after consulting with the Executive.

                  The goals shall be specific and a fixed dollar amount and the attainment of each goal shall be stated. Each year as a bonus the Executive may be paid nothing, or the amount of the maximum possible bonus, or any amount in between, depending on how many of the goals are reached.

                  Nothing herein is intended to or shall prevent the Company from providing, in its discretion, additional bonus and/or additional compensation to the Executive, and further the Executive, notwithstanding anything to the contrary contained herein, shall participate in all stock option and benefit and Welfare Plans of the Company and its affiliates on the same basis as all other senior officers of the Company and its affiliates.

                  The bonus provided for hereunder shall be payable with respect to the fiscal year immediately preceding the year in which the bonus is paid and shall not be payable if the Executive voluntarily terminates his employment prior to the end of the fiscal year or if the Executive is terminated for Cause (as defined in Section 6(c) below) prior to the end of the fiscal year. In the event that the Executive dies, is terminated because of illness or disability or is terminated by the Company without Cause, prior to the end of the fiscal year, a pro rata portion of such bonus, if otherwise earned, shall nevertheless be paid to the Executive or his estate, as the case may be. The pro rata portion shall be based upon the number of days the Executive was employed by the Company during such fiscal year as compared to 365.

                  (e) Following the Executive's termination and prior to him reaching age 65, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue, at Executive's expense, health insurance and other benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the Company's and its affiliates' plans, programs, practices and policies generally, and as otherwise described in this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior officers of the Company and its affiliates and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time or commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the date of termination and to have retired on the last day of such period.

         Section   5.    Nondisclosure   of   Confidential    Information    and
         Nonsolicitation.
                  (a) Executive covenants and agrees to treat as confidential and not to disclose and to use only for the advancement of the interests of Company all information, plans, records, trade secrets, business secrets, and confidential or other data of Company, or its subsidiaries, submitted to Executive or compiled, received, or otherwise discovered by Executive from time to time in the course of his employment by Company for use in Company's business, which Executive knows to have been acquired by him in confidence or which he knows would not otherwise be available to competitors of Company or to members of the public and which would not otherwise become known to said competitors or members of the public.

                  (b) Executive  agrees that upon  termination of his employment with Company, for any reason, voluntary or involuntary, with or without Cause, he will immediately return to the Company any property, customer lists, shareholder lists (of the Company or its affiliates), information, forms, formulae, plans, documents or other written or computer material or data, software or firmware, or copies of the same, belonging to Company or its affiliates, or any of their customers, within his possession, and will not at any time thereafter copy, reproduce or otherwise facilitate the future disclosure of the same. Executive further agrees that he will not retain or use for his account at any time any trade name, trademark, service mark, or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

                  (c) Following termination of employment, and for two (2) years thereafter, Executive shall not (i) use any information obtained as a result of his employment with Company to solicit any business of any customers, (ii) solicit the employment of any executive officers of the Company or its affiliates, or (iii) become an executive officer, director or 10% or greater shareholder of any depository institution or its affiliates that is located in any county where the Company or its affiliates has an office on the date of termination.

                  (d) For purposes of this Section 5, the term "Company" shall also include the Company's subsidiaries and other affiliates.

         Section 6. Termination. If the term of this Agreement has not sooner automatically expired by lapse of time on January 31, 2001, the term of Executive's employment hereunder shall terminate upon the occurrence of any of the following:

                  (a)      Upon the death of the Executive.

                  (b) As a result of the permanent disability of Executive. If it is determined that Executive is disabled and that such disability is likely to be permanent (herein referred to as a "Determination of Permanent Disability"), Company may terminate this Agreement. Said termination shall not be effective until such time as Company has given written notice to Executive, at the address specified in Section 9, of its intent to terminate this Agreement. For the purposes of this
         Section 6(b), the term "Disability" shall mean the Executive's inability to perform functions normally performed for Company by the Executive. "Permanent Disability" shall mean the present disability of the Executive coupled with the probability that such disability will continue for an indefinite period but not less than six (6) months. A Determination of Permanent Disability may be made at the request of either the Company or Executive; provided, however, that in the event Executive is unable, due to his disability, to make such a request, his spouse or other designee may make a request in his stead. In the event of a request by either Executive or Company for a Determination of Permanent Disability, each of Executive and Company shall designate one doctor to participate in the determination; provided, however, that if Executive is unable, due to his disability, to make such designation, his spouse or other designee shall make the designation in his stead. If the two doctors so designated agree on the determination required by this Section 6(b), such determination shall be final. If the two doctors fail to agree, they shall by agreement designate a third doctor to make the determination required by this Section 6(b), which determination shall be final.

                  (c) At the election of Company,  for Cause. "Cause" shall mean
         (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than as a result of incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Board of Directors which specifically identifies the manner in which such Board believes the Executive has not substantially performed his duties; (ii) the willful engaging by Executive in illegal conduct or grossly negligent or willful misconduct which is materially and demonstrably injurious to the Company, or (iii) Executive becomes ineligible to serve as an officer or director of a depository institution or a depository institution holding company as a result of any action by a regulatory or governmental agency.

                  For purposes of this provision, no act or failure to act on the part of Executive shall be considered "willful" unless it is done or admitted to be done by Executive in bad faith or without reasonable belief that Executive's act or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                  The termination of employment of Executive shall not be deemed for Cause pursuant to subparagraphs (i) and (ii) of this paragraph (c) unless and until the Executive has received a resolution of the Board of Directors adopted by affirmative vote of not less than two-thirds of the entire Board of Directors at a meeting duly called and held for such purpose upon reasonable notice to Executive and where the Executive is given an opportunity, together with counsel, to be heard before such Board of Directors, finding that in the good faith opinion of such Board, Executive has engaged in the conduct described in subparagraphs (i) or (ii) of this paragraph (c) and specifying in particular the details thereof.

         Upon termination under this Section 6, Executive's right to further compensation and benefits under this Agreement shall cease; provided, however, that Executive shall remain entitled to any unpaid compensation and benefits accrued prior to the date of such termination (including, without limitation, any deferred compensation, all of which shall be deemed vested as provided in Exhibit A hereto) and to any reimbursements of expenses to which he was entitled at the date of such termination and if Executive's employment is terminated by Company without Cause or due to his death or disability, such termination shall not affect Executive's or Executive's personal representative's right to receive additional payments pursuant to and according to the terms contained in Section 4(d) of this Agreement. Notwithstanding anything herein to the contrary, in the event that the employment of the Executive is terminated by the Company, without Cause under Section 6 prior to January 31, 2001, the Company shall (i) continue to pay the Executive the Annual Salary and provide the benefits set forth in
Section 4 of this Agreement except for the annual bonus, the payment of which is controlled by Section 4(d) until January 31, 2001, or (ii) pay the Executive twelve (12) months pay, whichever is greater, as severance pay. Notwithstanding anything contained herein to the contrary, the obligations of Executive under
Section 5 (except as limited in Section 8 below) shall survive the termination (for any reason) of this Agreement.

         If Executive desires to sell any shares of Company capital stock within six (6) months after termination for cause hereunder, the Executive shall notify the Company in writing and provide the Company a right of first refusal for three business days with respect to any sale of any or all such shares at the same price and terms of any bona fide offer by a third-party to purchase such shares. Upon termination for Cause, Executive shall submit all certificates representing shares of Company capital stock to the Company and a legend shall be placed prominently upon such certificates reflecting the Company's right of first refusal.

         Section 7. Change of Control. In the event that the Company experiences a "Change in Control" as defined herein, the Company shall immediately pay to the Executive a lump-sum of money equal to his Annual Salary and maximum bonus potential for the year in which the Change in Control occurs; said lump sum payment shall be in addition to and not in lieu of the Executive's regular compensation should he remain in the employ of the Company or its successor after a Change in Control. If, following a Change in Control, Executive is terminated by Company or any successor, the Company or such successors shall continue to pay to Executive, for the balance of the term hereof and in addition to any other required payments, the Annual Salary in effect for Executive on the date of Executive's termination, which shall be payable on the same schedule as that prior to Executive's termination. Furthermore, all deferred compensation shall be immediately vested 100%, and shall be paid by the Company or its successor when due.

         A "Change in Control" shall be deemed to have occurred if and when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 and including a "group" thereunder) is or becomes a beneficial owner, directly or indirectly, of securities of the Company or its parent company representing greater than fifteen percent (15%) of the combined voting power of the Company's or its parent company's then outstanding securities. A "Change in Control" shall not be deemed to have occurred solely as a result of merger, consolidation or other business combination, where the Company is the surviving entity, even though the former shareholders of the other party to such transaction hold, in total, more than 15% of the combined voting power of the Company's or its parent company's then outstanding securities, provided such persons are not acting collectively and would not be deemed to be a single "person" or part of a "group" hereunder solely as a result of their status as former shareholders of such other entity.

         Any dispute or  controversy  arising under or in  connection  with this
Section 7 shall be settled exclusively by arbitration in the State of North Carolina in accordance with the rules of the American Arbitration Association then in effect.

         Section 8. Enforcement of Executive Restrictions. Executive acknowledges that he has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement in Section 5 (including, but not limited to, the period of restriction set forth therein) are fair and reasonable and are necessarily required for the protection of the interests of the Company and its affiliates. Executive further acknowledges that due to the nature of Company's business, more limited restrictions than those found herein would not be reasonable or appropriate. The Executive covenants and agrees with Company that if he shall violate any of the covenants or agreements contained in this Agreement, then Company shall be entitled to damages in addition to, and not in limitation of, any injunctive relief or other rights or remedies to which Company and/or its affiliates is or may be entitled at law or in equity. In the event that any provisions of this Agreement relating to the time period of any restriction shall be declared by a court of competent jurisdiction to exceed the maximum time periods or geographical areas which such court deems reasonable and enforceable, such time periods of restriction shall be deemed to become and thereafter be the maximum time period which such court deems reasonable and enforceable. Section 9. Notices. All notices required or permitted hereunder shall be deemed to be duly given if in writing and delivered personally or sent by United States registered or certified mail, postage pre-paid, addressed to Company at:

                  Chairman
                  Carolina First BancShares, Inc.
                  236 East Main Street
                  Post Office Box 657
                  Lincolnton, North Carolina  28092

and addressed to Executive at:

                  James E . Burt, III
                  208 Mockingbird Lane
                  Lincolnton, North Carolina  28092

or at such changed addresses as the parties may designate in writing.

         Section 10.  Miscellaneous.

                  (a) Headings. Headings, titles and captions contained in this Agreement are inserted only as a matter of convenience and reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions hereof.

                  (b) Gender. The use in this Agreement of gender-specific words or phrases shall be deemed to include the masculine, feminine or neuter genders, as the context may require.

                  (c) Entire Agreement. This Agreement including the attachments, exhibits and appendices hereto constitutes the entire agreement between the parties hereto and supersedes any prior understanding or agreements among them respecting the subject matter, except for Exhibit A which shall continue in full force and effect unmodified hereby. There are no extraneous representations, arrangements, understandings, or agreements, oral or written, in respect of the subject matter of this Agreement among the parties hereto, except those fully expressed herein.

                  (d) Amendments. No amendments, changes, alterations, modifications, additions, extensions and qualifications to the terms of this Agreement shall be made or binding, unless made in writing and signed by all the parties hereto.

                  (e) Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

                  (f) Invalidity and Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the enforceability of other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Executive agrees and acknowledges that nothing contained in this Agreement, nor the enforcement of any provision herein including Section 5, shall alter Executive's ability to obtain a livelihood. Executive agrees and acknowledges that all of the provisions of this Agreement, including
         Section 5, are reasonable. Executive acknowledges that he has carefully read and considered all the provisions of this Agreement.

                  (g) Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of North Carolina. Executive hereby consents to the jurisdiction of any local, state or federal court located in the State of North Carolina.

                  (h) Burden and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                            COMPANY:

ATTEST:                             CAROLINA FIRST BANCSHARES, INC.

By:_______________________ By:
         Secretary                                   Chairman


                                            EXECUTIVE:



                                            James E. Burt, III

                       Exhibit "A" to Employment Agreement

                         CAROLINA FIRST BANCSHARES, INC.
                      DEFERRED COMPENSATION AGREEMENT WITH
                               JAMES E. BURT, III



         THIS PLAN AND AGREEMENT, dated as of the 31st day of December 1996, by and between Carolina First BancShares, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), and JAMES E. BURT, III (hereinafter referred to as the "Executive"):

                            W I T N E S S E T H :

         WHEREAS, the Company believes it is in the best interest of the Company and the Executive to establish a plan for the purpose of providing certain benefits for the Executive pursuant to his Employment Agreement:

         NOW, THEREFORE, it is mutually agreed as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         The Company has employed the Executive as provided in the Employment Agreement with the Executive, to which this is an exhibit.

                                   ARTICLE II
                                    BENEFITS

         The Company is obligated to provide benefits to the Executive as follows:

         A. Except as expressly provided herein, no benefit shall be paid hereunder, except to the extent then vested, upon the discharge of the Executive by the Company for cause. The definition of "cause" shall be the same as "Cause" in the Executive's Employment Agreement.

         B. Upon retirement from the Company, the Executive shall receive the monthly amount then vested for 120 consecutive months beginning on the first business day of the calendar month next succeeding the Executive's retirement date. In the event the Executive dies after such monthly payments begin but prior to receiving all 120 monthly payments, then his beneficiary(s) shall be entitled to receive all remaining payments.

         C. If the Executive shall die before his retirement while in the employ of the Company, the Company will make monthly payments of $4,166.67 for 120 months to the beneficiary(s) of the Executive beginning in the month of the Executive's death.

         D. Upon permanent disability before retirement at age 65, the Executive shall receive no benefits under this Deferred Compensation Plan until the earlier of (i) age 65 or (ii) such time as his disability benefits cease, at which time the Company shall pay the Executive, and after death, his beneficiaries, monthly payments of $4,166.67 per month for 120 months beginning in the month of the Executive's death. If the Executive shall die after becoming permanently disabled but before the age of 65, then the monthly payments shall begin at death and shall be made to his beneficiary(s) in the amount of $4,166.67 per month for 120 months. "Permanent disability" shall have the meaning given it in the Executive's Employment Agreement and shall be determined accordingly.

         E. Should the Executive leave the employ of the Company for any reason within twelve (12) months after a "Change of Control" (as defined in his Employment Agreement) then the Company or its successor shall, upon Executive's request within 30 days of such separation of employment, transfer to the Executive the ownership of the Insurance policy, if any, that funds this Deferred Compensation Agreement in lieu of all future monthly payments, but if such transfer is not requested by the Executive prior to the payment of benefits hereunder, then the Company shall pay such benefits when due.

         F. Should the Executive leave the employment of the Company for any other reason prior to retirement, then no benefits shall be paid under this plan, except and to the extent such benefits are vested.

         G. Notwithstanding anything to the contrary contained herein or in the Employment Agreement, as of the date hereof, Executive shall be fully vested in monthly payments of $2,500.00 through May 30, 1997, at which point his vested benefits shall be $2,916.67 per month through May 30, 1998, at which time his vested benefit becomes $3,333.33 through May 30, 1999 when the benefit becomes $3,750.00 per month through January 31, 2000, at which time his vested benefit becomes $4,166.67, regardless of any other provisions hereof and regardless of any reasons for any termination or cessation of the Executive's employment. All such amounts shall be vested, and shall be paid to the Executive or to the Executive's named beneficiaries.

                                   ARTICLE III
                               SOURCE OF PAYMENTS

         Notwithstanding any references to life insurance contracts contained herein, nothing herein shall require the Company to purchase such contract or any other properties to secure its obligation under this Agreement, or if the Company should purchase such contract or other property, to exercise any option, election or right under such contract or other property, or if the Company wishes to exercise any option, election or right under such contract or other property, to exercise such option, election or right in any particular manner.

         The Executive, beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in this Agreement shall rely solely on the unsecured promise of the Company set forth herein, and nothing in this Agreement (other than the provisions of Article II, B. and F.) shall be construed to give the Executive, beneficiary or any other person or persons any rights, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it might have any right, title or interest now or in the future, but Executive shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor.




                                   ARTICLE IV
                                  BENEFICIARIES


         The death beneficiary of the Executive shall be the person, persons, trust or charitable entity, living or in existence at the time for any distribution hereunder, which the Executive shall have most recently designated as highest in priority on a form, provided for that purpose by the Company, signed by the Executive, filed with the Company, and attached to the Company's original copy of this document as "Annex A". The death or non-existence of any such beneficiary either before or after receipt of any distribution hereunder, shall terminate the entire interest of such beneficiary in any to the then undistributed portion of such Executive's account and such undistributed portion shall thereafter be distributed to or for the benefit of the beneficiary or beneficiaries designated as next highest in priority by such Executive. If no such beneficiary be thus designated, or if all of the thus designated beneficiaries do not survive or are no longer in existence at any time prior to the complete distribution of such account, such account, or the then undistributed balance thereof, shall be distributed by the corporation directly to the person or persons who are heirs as named in the Executive's last will and testament, except to the extent to which the specific bequests of such document are paid by the Executive's other resources; or if there is no such document then in existence under the laws of descent and distribution, to those persons who would be entitled to the Executive's personal property, and in the proportions to which they would be so entitled, had such Executive died, at the time for such distribution, intestate and a resident of the State of North Carolina.

                                    ARTICLE V
                                  MISCELLANEOUS

         This Agreement supersedes all deferred compensation agreements previously entered into by the parties hereto, none of which shall have any further force and effect upon an after the execution and delivery hereof. This Agreement shall be subject to, and governed by, the laws of the State of North Carolina irrespective of the fact that one or more of the parties is or may become a resident of a different state.

         In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         Whenever in this Agreement, words, including pronouns, are used in the masculine, they shall be read and construed in the feminine or neuter whenever they will so apply, and whenever in this Agreement, words, including pronouns, are used in the singular or plural, they shall be read and construed in the plural or singular, respectively, wherever they would so apply.

         This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns. The Company agrees that it will not be a party to any merger, consolidation, reorganization or transaction which results in a "Change in Control" (as defined in the Employment Agreement), unless and until its obligations hereunder shall be expressly assumed by its successor or successors.

         This Agreement may be amended or revoked at any time or times, in whole or in part, solely by the mutual written consent of the Executive and the Company.






                                   ARTICLE VI
                                    FIDUCIARY

         The Company is hereby designated as the named fiduciary hereunder, and shall be responsible for the management and control of the operation and administration of this plan including any and all decisions pertaining to the granting or denial of benefit claims and any and all decisions pertaining to the review of denials of benefit claims.



                                   ARTICLE VII
                                 FUNDING POLICY

         The Company shall establish a funding policy and method for this Plan, and shall annually review such funding policy and method to make any necessary adjustments thereto in order to ensure that such funding policy and method at all times shall remain consistent with the objectives of this Plan, and to the extent applicable, the requirements of Title I of the Executive Retirement Income Security Act of 1974, as amended.

                                  ARTICLE VIII
                                 ADMINISTRATION

         The Secretary of the Company shall maintain a copy of this Agreement and any amendments thereto continuously as official records of the Company.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.
                                            COMPANY:

                                            CAROLINA FIRST BANCSHARES, INC.


                                            By:
                                                     Chairman
ATTEST:


____________________, Secretary


(CORPORATE SEAL)

                                             EXECUTIVE
                                            (SEAL)
                                            James E. Burt, III


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                                                                  31

                                    EXHIBIT A

Beneficiaries Designated by Executive:

Name                                                   % Interest in Payment